UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2005

GEORGIA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

GEORGIA	001-03506	93-0432081
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

133 Peachtree Street, N.E.,

Atlanta, Georgia, 30303

(Address of principal executive offices and zip code)

(404) 652-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Effective December 23, 2005, Koch Forest Products, Inc. (the “Purchaser”), a Georgia corporation and indirect wholly-owned subsidiary of Koch Industries, Inc. (“Parent”), a Kansas corporation, was merged (the “Merger”) with and into Georgia-Pacific Corporation (the “Company”), a Georgia corporation, pursuant to the terms of the Agreement and Plan of Merger dated as of November 13, 2005 between Parent, the Purchaser and the Company (the “Merger Agreement”). As a result of the Merger, each share of common stock, par value $0.80 per share (each a “Share”), of the Company then outstanding (other than treasury Shares and Shares that are owned by (i) Parent, the Purchaser or any other wholly-owned subsidiary of Parent or (ii) shareholders who properly exercise dissenters’ rights under Article 13 of the Georgia Business Corporation Code) has been converted into the right to receive cash in the amount of $48.00 per Share, without interest.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the New York Stock Exchange (the “NYSE”). Accordingly, following completion of the Merger the Company notified the NYSE and requested that its common stock be withdrawn from listing on the NYSE prior to the open of trading on December 23, 2005. As a result, the Shares are no longer listed on the New York Stock Exchange. The Company also filed with the Securities and Exchange Commission (the “SEC”) on December 23, 2005 a Certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that the Company’s common stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

A copy of the press release issued by the Company and Parent announcing the completion of the Merger is attached as Exhibit 99.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

On December 22, 2005, the Company issued 8,110,220 Shares to the Purchaser pursuant to Section 2.4(c) of the Merger Agreement, at a price per Share of $48.00, which resulted in an aggregate purchase price of $389,290,560 (the “Purchase Price”). The Purchaser paid the Purchase Price for the Shares by delivery of a promissory note guaranteed by Parent.

The issuance of these Shares by the Company was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offering was not a “public offering” as defined in Section 4(2) of the Securities Act due to the fact that the Purchaser was the only person involved in the transaction, the size of the offering, and the manner of the offering. In addition, the Purchaser had the necessary investment intent as required by Section 4(2) of the Securities Act since such Shares were issued to facilitate the Merger pursuant to which the Company will become an indirect wholly owned subsidiary of Parent. Based on the above factors, the Company believes that this issuance of Shares meets the requirements to qualify for exemption under Section 4(2) of the Securities Act.

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Item 8.01 Other Events

Closing of the Merger

The information contained in Item 3.01 above is incorporated herein by reference.

Debt Tender Offers

The Company issued a press release dated December 22, 2005 announcing the pricing of its debt tender offers and a press release dated December 23, 2005 relating to its acceptance for purchase of certain debt securities in connection with its debt tender offers and its payment for these debt securities, copies of which are attached as Exhibit 99.2 and 99.3, respectively.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued by the Company and Parent dated December 23, 2005, announcing the completion of the Merger.

99.2	Press release of the Company dated December 22, 2005, announcing the pricing of its debt tender offers.

99.3	Press release of the Company dated December 23, 2005, announcing its acceptance for purchase of certain debt securities in connection with the debt tender offers and its payment for these debt securities.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA-PACIFIC CORPORATION

Date: December 23, 2005

	By:	/s/ WILLIAM C. SMITH III
	Name:	William C. Smith III
	Title:	Secretary

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EXHIBIT INDEX

99.1	Press release issued by the Company and Parent dated December 23, 2005, announcing the completion of the Merger.

99.2	Press release of the Company dated December 22, 2005, announcing acceptance for purchase of certain debt securities in connection with the debt tender offers.

99.3	Press release of the Company dated December 23, 2005, announcing its acceptance for purchase of certain debt securities in connection with the debt tender offers and its payment for these debt securities.